As filed with the Securities and Exchange Commission on December 23, 2013

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Fairway Group Holdings Corp.

(Exact Name of Registrant as Specified in Its Charter)

Delaware (State of Other Jurisdiction of Incorporation or Organization)	74-1201087 (I.R.S. Employer Identification No.)

2284 12th Avenue New York, New York	10027
(Address of principal executive offices)	(Zip Code)

Fairway Group Holdings Corp. 2013 Long-Term Incentive Plan

(Full Title of the Plan)

Herbert Ruetsch, Chief Executive Officer

Fairway Group Holdings Corp.

2284 12th Avenue

New York, New York 10027

 (Name and address of agent for service)

(646) 616-8000
(Telephone number, including area code, of agent for service)

Copies to:

Paul Jacobs, Esq.	Nathalie Augustin, Esq.
Roy L. Goldman, Esq.	Senior Vice President—General Counsel
Fulbright & Jaworski LLP	Fairway Group Holdings Corp.
666 Fifth Avenue	2284 12th Avenue
New York, New York 10103	New York, New York 10027
Telephone (212) 318-3000	Telephone (646) 616-8070
Fax (212) 318-3400	Fax (212) 234-2603

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Securities To Be Registered	Amount To Be Registered (1)(2)	Proposed Maximum Offering Price Per Share		Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Class A common stock,	1,160,771	$14.35	(3)	$16,657,063.85	$2,145.43
par value $0.00001 per share	4,311,365	$16.17	(4)	$69,714,772.05	$8,979.27
TOTAL	5,472,136			$86,371,835.90	$11,124.70

(1)         Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional indeterminable number of shares of the Registrant’s Class A common stock that become issuable under the Registrant’s 2013 Long-Term Incentive Plan (the “2013 Plan”) by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration that increases the number of the outstanding shares of the Registrant’s Class A common stock.

(2)         The shares being registered consist of Class A common stock authorized for issuance pursuant to the awards made under the 2013 Plan.

(3)         Computed in accordance with Rule 457(h)(1) under the Securities Act upon the basis of the weighted average exercise price of $14.35 per share with respect to outstanding options to purchase an aggregate of 1,160,771 shares of Class A Common Stock under the 2013 Plan.

(4)        Computed in accordance with Rules 457(c) and (h)(1) under the Securities Act, solely for the purpose of calculating the registration fee with respect to future awards under the 2013 Plan, based on the average of the high and low sales prices of the Registrant’s Class A common stock as reported on the Nasdaq Global Market on December 19, 2013.

PART I

Information Required in the Section 10(a) Prospectus

The documents containing the information specified in “Item 1. Plan Information” and “Item 2. Registrant Information and Employee Plan Annual Information” of Form S-8 will be sent or given to participants in the Fairway Group Holdings Corp. 2013 Long-Term Incentive Plan, as specified in Rule 428(b)(1) under the Securities Act.  Such documents are not required to be, and are not, filed with the Securities and Exchange Commission (the “Commission”) either as part of this Registration Statement or as a prospectus or prospectus supplement pursuant to Rule 424(b) under the Securities Act. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

Information Required in the Registration Statement

Item 3.                                 Incorporation of Documents by Reference.

The following documents filed by the Registrant with the Commission pursuant to the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are incorporated herein by reference:

(1)                                 the Registrant’s Annual Report on Form 10-K filed with the Commission on June 6, 2013;

(2)                                 the Registrant’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2013, filed with the Commission on August 8, 2013;

(3)                                 the Registrant’s Quarterly Report on Form 10-Q for the quarterly period ended September 29, 2013, filed with the Commission on November 7, 2013;

(4)                                 the Registrant’s Current Report on Form 8-K filed with the Commission on May 6, 2013; and

(5)                                 the description of the Registrant’s Class A common stock contained in the Registrant’s Registration Statement on Form 8-A (File No. 001-35880) filed with the Commission on April 16, 2013 under Section 12(b) of the Exchange Act, including any amendments or reports filed for the purpose of updating such description.

All documents filed by the Registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the filing of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement.

Item 4.                                 Description of Securities.

Not applicable.

Item 5.                                 Interests of Named Experts and Counsel.

Not applicable.

Item 6.                                 Indemnification of Directors and Officers.

Section 102(b)(7) of the Delaware General Corporation Law (the “DGCL”) allows a corporation to provide in its certificate of incorporation that a director of the corporation will not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except where the director breached the duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law or obtained an improper personal benefit. Our amended and restated certificate of incorporation provides for this limitation of liability.

Section 145 of the DGCL (“Section 145”) provides that a Delaware corporation may indemnify any person who was, is or is threatened to be made, party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer, director, employee or agent of such corporation or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation’s best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his or her conduct was illegal. A Delaware corporation may indemnify any persons who are, were or are threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee or agent of such corporation or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit, provided such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation’s best interests, provided that no indemnification is permitted without judicial approval if the officer, director, employee or agent is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses which such officer or director has actually and reasonably incurred.

Section 145 further authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his or her status as such, whether or not the corporation would otherwise have the power to indemnify him under Section 145.

Our amended and restated certificate of incorporation provides that to the fullest extent permitted by the DGCL, none of our directors shall be liable to our company or our stockholders for monetary damages arising from a breach of fiduciary duty owed to our company or our stockholders. In addition, our amended and restated bylaws provides that we must indemnify our directors and officers to the fullest extent authorized by the DGCL and must also pay expenses incurred in defending any such proceeding in advance of its final disposition upon delivery of an undertaking, by or on behalf of an indemnified person, to repay all amounts so advanced if it should be determined ultimately that such person is not entitled to be indemnified under this section or otherwise.

We have entered into indemnification agreements with each of our directors and executive officers in which we have agreed to indemnify, defend and hold harmless, and also advance expenses as incurred, to the fullest extent permitted under applicable law, from damage arising from the fact that such person is or was an officer or director of our company or our subsidiaries. The form of indemnification agreement is filed as Exhibit 10.19 to our Registration Statement on Form S-1 (Registration No. 333-184063) filed with the Securities and Exchange Commission on September 24, 2012.

The indemnification rights set forth above are not be exclusive of any other right which an indemnified person may have or hereafter acquire under any statute, provision of our amended and restated certificate of incorporation, our amended and restated bylaws, agreement, vote of stockholders or disinterested directors or otherwise.

We maintain standard policies of insurance that provide coverage (1) to our directors and officers against loss rising from claims made by reason of breach of duty or other wrongful act and (2) to us with respect to indemnification payments that we may make to such directors and officers.

Item 7.                                 Exemption from Registration Claimed.

Not applicable.

Item 8.                                 Exhibits.

The information required by this item is set forth on the exhibit index that follows the signature page to this Registration Statement.

Item 9.                                 Undertakings.

A.                                    The undersigned Registrant hereby undertakes:

1.                                      To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)                                     To include any prospectus required by section 10(a)(3) of the Securities Act;

(ii)                                  To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement.

(iii)                               To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

Provided, however, that paragraphs (A)(1)(i) and (A)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

2.                                      That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.                                      To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B.                                    The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C.                                    Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on this 23rd day of December, 2013.

Fairway Group Holdings Corp.

By:	/s/ Herbert Ruetsch
Herbert Ruetsch
Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below appoints HERBERT RUETSCH, WILLIAM E. SANFORD and EDWARD C. ARDITTE, and each of them,  any of whom may act without the joinder of the other, as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or would do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them of their or his substitute and substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Herbert Ruetsch	Chief Executive Officer	December 23, 2013
Herbert Ruetsch	(Principal Executive Officer)

/s/ Edward C. Arditte	Chief Financial Officer	December 23, 2013
Edward C. Arditte	(Principal Financial Officer)

/s/ Linda M. Siluk	Vice President, Finance and	December 23, 2013
Linda M. Siluk	Chief Accounting Officer (Principal Accounting Officer)

/s/ Charles W. Santoro	Chairman of the Board	December 23, 2013
Charles W. Santoro

/s/ Michael Barr	Director	December 23, 2013
Michael Barr

/s/ Howard Glickberg	Director	December 23, 2013
Howard Glickberg

/s/ Stephen L. Key	Director	December 23, 2013
Stephen L. Key

/s/ William Selden	Director	December 23, 2013
William Selden

/s/ Farid Suleman	Director	December 23, 2013
Farid Suleman

EXHIBIT INDEX

Exhibit		Incorporation by Reference				Filed
Number	Exhibit Description	Form	File No.	Exhibit	Filling Date	Herewith
4.1	Second Amended and Restated Certificate of Incorporation of Registrant.	S-1	333-184063	3.3	April 12, 2013
4.2	Amended and Restated Bylaws of the Registrant.	S-1	333-184063	3.4	April 12, 2013
4.3	Specimen common stock certificate.	S-1	333-184063	4.1	April 4, 2013
5.1	Opinion of Fulbright & Jaworski LLP.					X
23.1	Consent of Grant Thornton LLP.					X
23.2	Consent of Fulbright & Jaworski LLP (included in Exhibit 5.1).					X
24.1	Power of Attorney (included on the signature page of this Form S-8).					X
99.1	Fairway Group Holdings Corp. 2013 Long-Term Incentive Plan.	S-1	333-184063	10.20	April 4, 2013